2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES NEW $500 MILLION
BANK CREDIT FACILITY

           Houston, Texas - January 4, 2005...Southwestern Energy Company (NYSE: SWN) today announced the closing of a new $500 million five-year unsecured revolving credit facility. The new credit facility amends and restates the company's existing $300 million three-year unsecured revolving credit facility that would have expired in January 2007 and replaces a smaller separate unsecured credit facility that also would have matured at the same time. The new credit facility has terms consistent with investment grade rated companies, and will be available for general corporate purposes including the repayment of outstanding indebtedness.

           JPMorgan Securities, Inc. and SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., were co-lead arrangers and joint book runners. JP Morgan Chase Bank, NA is the Administrative Agent and a lender under the facility. SunTrust Bank acted as Syndication Agent and Royal Bank of Canada, Royal Bank of Scotland and Fleet National Bank served as Co-Documentation Agents. In addition to the agents, eleven (11) other banks are also lenders under the facility.

           "We are very pleased with the strong support from our existing banks in amending the terms of our credit facility as well as the substantial interest from the new banks that enabled us to increase the size of our facility," stated Greg D. Kerley, Executive Vice President and Chief Financial Officer of Southwestern Energy. "Our new credit facility provides us with increased liquidity and the financial flexibility over the next several years to continue to execute our strategy of providing long-term growth in the net asset value of our business."

           Southwestern Energy Company is an integrated natural gas company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering, transmission, and marketing, and natural gas distribution. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:	Greg D. Kerley	Brad D. Sylvester, CFA
	Executive Vice President	Manager, Investor Relations
	and Chief Financial Officer	(281) 618-4897
(281) 618-4803

           All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for gas and oil, the extent to which the Fayetteville Shale play can replicate the results of other productive shale gas plays, the potential for significant variability in reservoir characteristics of the Fayetteville Shale over such a large acreage position, the timing and extent of the company's success in discovering, developing, producing and estimating reserves, property acquisition or divestiture activities, the effects of weather and regulation on the company's gas distribution segment, increased competition, the impact of federal, state and local government regulation, the financial impact of accounting regulations and critical accounting policies, changing market conditions and prices (including regional basis differentials), the comparative cost of alternative fuels, conditions in capital markets and changes in interest rates, availability of oil field personnel, services, drilling rigs and other equipment, and any other factors listed in the reports filed by the company with the Securities and Exchange Commission (the "SEC"). For additional information with respect to certain of these and other factors, see reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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